Exhibit 24(b)(8.30)
First Amendment to Rule 22c-2 Agreement

This First Amendment, executed as of April 29, 2013, and effective January 1, 2013 (the
“Effective Date”), by and among ING Life Insurance and Annuity Company, ING National Trust,
ING USA Annuity and Life Insurance Company, Reliastar Life Insurance Company, ReliaStar Life
Insurance Company of New York, Security Life of Denver Insurance Company, Systematized Benefits
Administrators Inc. , and ING Institutional Plan Services, LLC (individually an “Intermediary” and collectively, the “Intermediaries”) and BlackRock Investments, LLC (“BRIL” or “Distributor”,
successor distributor to BlackRock Distributors, Inc.) is made to the Rule 22c-2 Agreement, dated no later than April 16, 2007 and effective October 16, 2007 (the “Agreement”). All capitalized terms used in this Amendment and not defined herein shall have the same meaning ascribed to them in the
Agreement.

WHEREAS, the parties desire to add ING Institutional Plan Services, LLC (“ING
Institutional”) as a party to the Agreement and to update the notice section;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	ING Institutional is hereby added to the Agreement as an Intermediary.

2.	Section F of the Agreement is hereby deleted in its entirety and replaced as follows:

	1.	Except as otherwise provided, all notices and other communications hereunder shall be in writing and shall be sufficient if delivered by hand or if sent by confirmed facsimile or e-mail or by mail, postage prepaid, addressed:

	a.	If to Intermediaries, to:

ING U.S. Financial Services
Attention: Jacqueline Salamon
Address: One Orange Way, C2N
Windsor, CT 06095-4774
Phone: 860-580-2841
Fax: 860-580-4897
Email: Jacqueline.Salamon@us.ing.com

	b.	If to the Funds, to:

BlackRock, Inc.
40 East 52nd St
New York, NY 10022
Attn: Shareholder, Transfer Agent & Distribution Services

With copies to:

BlackRock, Inc.
Attn: General Counsel
40 East 52nd Street
New York, New York 10022

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and

BlackRock Investments, LLC
Attn: Chief Compliance Officer
400 Howard Street
San Francisco, CA 94105

	2.	Notices and other communications hereunder relating to Rule 22c-2 matters, including but not limited to requests for transaction information or instructions to restrict or prohibit further Covered Transactions, shall be in writing and shall be sufficient if sent as specified in Section F(1) above or by e-mail addressed:

a. If to Intermediaries, to:

Jacqueline.salamon@us.ing.com

b. If to the Funds, to:

mf-recom@blackrock.com

	3.	The parties may, by notice delivered or sent as specified in Section F(1) above, designate any future or different address to which subsequent notices shall be delivered or sent. Any notice shall be deemed given when received.

3.		This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

4.		This Amendment and all the rights and obligations of the parties shall be governed by and construed under the laws of the State of New York without giving effect to the principles of conflicts of laws, and the provisions shall be continuous.

5.		Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Intermediaries and BRIL have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

ING INSTITUTIONAL PLAN SERVICES, LLC

By: /s/Lisa Gilarde
Name:		Lisa Gilarde
Title:		Vice President

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ING LIFE INSURANCE AND ANNUITY COMPANY

By: /s/Lisa Gilarde
Name:	Lisa Gilarde
Title:	Vice President

ING NATIONAL TRUST

By: /s/Gordon Elrod
Name:	Gordon Elrod
Title:	Asst. Vice President

ING USA ANNUITY AND LIFE INSURANCE COMPANY

By: /s/Lisa Gilarde
Name:	Lisa Gilarde
Title:	Vice President

RELIASTAR LIFE INSURANCE COMPANY

By: /s/Lisa Gilarde
Name:	Lisa Gilarde
Title:	Vice President

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By: /s/Lisa Gilarde
Name:	Lisa Gilarde
Title:	Vice President

SECURITY LIFE OF DENVER INSURANCE COMPANY

By: /s/Lisa Gilarde
Name:	Lisa Gilarde
Title:	Vice President

SYSTEMIZED BENEFITS ADMINISTRATORS INC

By: /s/Lisa Gilarde
Name:	Lisa Gilarde
Title:	Vice President

BLACKROCK INVESTMENTS, LLC

By: /s/Lisa Hill
Name:
Title:

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